                            ASSET PURCHASE AGREEMENT

                                  by and among


                           KELLSTROM INDUSTRIES, INC.

                                       and

                              KELLSTROM SUBSIDIARY


                                       and


                       INTERNATIONAL AIRCRAFT SUPPORT L.P.

                                       and

                                   The Parties
                           Listed in Schedule A Hereto





                          Dated as of October 28, 1996




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                                TABLE OF CONTENTS

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1.          Purchase and Sale of Assets....................................................................     1

            1.1      Assets Conveyed.......................................................................     1
            1.2      Excluded Assets.......................................................................     3

2.          Payment of the Purchase Price and Assumption of Liabilities....................................     4

            2.1      Purchase Price........................................................................     4
            2.2      Liabilities Assumed by the Purchaser..................................................     4
            2.3      Liabilities Retained by the Company...................................................     5
            2.4      Instruments of Conveyance and Transfer of Books
                         and Records.......................................................................     5
            2.5      The Closing...........................................................................     6

3.          Representations and Warranties of the Company..................................................     6

            3.1      Organization, Capitalization, Authorization, Etc......................................     6

                     3.1.1    Organization.................................................................     6
                     3.1.2    Governing Documents..........................................................     6
                     3.1.3    Officers.....................................................................     6
                     3.1.4    Subsidiaries.................................................................     6

            3.2      Capitalization........................................................................     7
            3.3      Ownership of Assets...................................................................     7
            3.4      Authority and No Conflict; Consents...................................................     7
            3.5      Compliance with Law...................................................................     8
            3.6      Financial Statements; Books and Records...............................................     9

                     3.6.1    Financial Statements Provided................................................     9
                     3.6.2    Absence of Changes...........................................................     9
                     3.6.3    Inventories..................................................................    10

            3.7      Absence of Undisclosed Liabilities....................................................    10
            3.8      Tax Returns and Audits................................................................    10

                     3.8.1    Taxes........................................................................    10
                     3.8.2    Deficiencies.................................................................    12
                     3.8.3    Taxes Collected..............................................................    12
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            3.9      Leased Property.......................................................................    12

                     3.9.1    Leased Property Schedule.....................................................    12
                     3.9.2    Environmental Protection.....................................................    13

            3.10     Intellectual Property.................................................................    14
            3.11     Tangible Personal Property............................................................    14
            3.12     Product Warranty......................................................................    14
            3.13     Securities Representation.............................................................    15
            3.14     Personnel and Plans...................................................................    15
            3.15     Insurance.............................................................................    16
            3.16     Litigation............................................................................    17
            3.17     Contracts, Obligations and Commitments................................................    17
            3.18     Licenses..............................................................................    18
            3.19     No Broker.............................................................................    18
            3.20     No Illegal or Improper Transactions...................................................    18
            3.21     Related Party Transactions............................................................    19
            3.22     Disclosure............................................................................    19
            3.23     Suppliers and Providers of Services...................................................    19
            3.24     Customers.............................................................................    20
            3.25     Accounts Receivable...................................................................    20

4.          Representations and Warranties of the Purchaser and
            Kellstrom Subsidiary...........................................................................    20

                     4.1.1    Organization.................................................................    20
                     4.1.2    Authority and No Conflict....................................................    21
                     4.1.3    Consents.....................................................................    21
                     4.1.4    No Broker....................................................................    21
                     4.1.5    Issuance of Purchaser Warrants...............................................    22
                     4.1.6    Reports of the Purchaser.....................................................    22
                     4.1.7    No Material Adverse Change...................................................    22
                     4.1.8    Disclosure. .................................................................    22

5.          Covenants......................................................................................    23

                     5.1.1    Access to Premises and Information...........................................    23
                     5.1.2    Conduct of Business in Ordinary Course.......................................    23
                     5.1.3    Representations and Warranties True at Closing...............................    24
                     5.1.4    Hiring of Employees; Bonuses.................................................    24
                     5.1.5    No Shopping..................................................................    25
                     5.1.6    Non-Competition..............................................................    25
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                     5.1.7    Repayment of Certain Indebtedness; Promissory
                              Note.........................................................................    26
                     5.1.8    Employee Notification........................................................    26
                     5.1.9    Name Change..................................................................    26
                     5.1.10   Further Authorization........................................................    26
                     5.1.11   Subsequent Liability.........................................................    26
                     5.1.12   Schedules....................................................................    27

                     5.2.1    Consents.....................................................................    27
                     5.2.2    Confidentiality; Public Announcements........................................    27
                     5.2.3    Employee Matters.............................................................    28
                     5.2.4    Bulk Sales Law...............................................................    29
                     5.2.5    Financing Cooperation........................................................    29
                     5.2.6    Allocation of Purchase Price.................................................    29

                     5.3.1    Financing....................................................................    29
                     5.3.2    Union Bank Financing.........................................................    30
                     5.3.3    Representations and Warranties True at Closing...............................    30

6.          Conditions Precedent to the Purchaser's and Kellstrom
            Subsidiary's Performance.......................................................................    30

            6.1      Accuracy of Representations and Warranties............................................    30
            6.2      Performance...........................................................................    30
            6.3      No Material Adverse Change............................................................    31
            6.4      Certification by the Company..........................................................    31
            6.5      Certification by the Principal........................................................    31
            6.6      Opinion of the Company's Counsel......................................................    31
            6.7      Absence of Litigation.................................................................    31
            6.8      Government Authorization..............................................................    31
            6.9      Consents..............................................................................    31
            6.10     Auditors..............................................................................    32
            6.11     Financing.............................................................................    32
            6.12     Distributions.........................................................................    32
            6.13     Affiliated Obligations................................................................    32
            6.14     Promissory Note.......................................................................    32
            6.15     MA Guaranty...........................................................................    32
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7.          Conditions Precedent to the Company's and the Principal's
            Performance....................................................................................    32

            7.1      Accuracy of the Purchaser's and Kellstrom
                     Subsidiary's Representations and Warranties...........................................    32
            7.2      Performance; Authorization............................................................    33
            7.3      No Material Adverse Change. ..........................................................    33
            7.4      Certificates..........................................................................    33
            7.5      Absence of Litigation.................................................................    33
            7.6      Government Authorization..............................................................    33
            7.7      Payment...............................................................................    33
            7.8      Opinion of the Purchaser's Counsel....................................................    33

8.          Certain Actions After the Closing..............................................................    34

            8.1      Kellstrom Subsidiary to Act as Agent for the
                     Company...............................................................................    34
            8.2      Delivery of Property Received by the Company or
                     Kellstrom Subsidiary After Closing....................................................    34
            8.3      Kellstrom Subsidiary Appointed Attorney for the
                     Company...............................................................................    34
            8.4      Payment of Liabilities................................................................    35
            8.5      Financial Statements..................................................................    35

9.          Survival of Representations; Indemnification...................................................    35

            9.1      Survival of Representations, Etc......................................................    35
            9.2      Company's Indemnity...................................................................    35
            9.3      The Purchaser's and Kellstrom Subsidiary's
                     Indemnity.............................................................................    36
            9.4      Limitation on Indemnification.........................................................    37
            9.5      Tax Indemnification...................................................................    37
            9.6      Notice and Defense of Claims..........................................................    38

10.         Termination....................................................................................    39

            10.1     Termination...........................................................................    39
            10.2     Effect of Termination.................................................................    39

11.         Entire Agreement; Modification, Waiver.........................................................    40

12.         Further Assurances.............................................................................    40
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13.         Successors and Assigns; Assignment.............................................................    40

14.         Notices........................................................................................    40

15.         Governing Law..................................................................................    41

16.         Submission to Jurisdiction.....................................................................    41

17.         Expenses.......................................................................................    42

EXHIBIT A

EXHIBIT B

EXHIBIT C
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                            ASSET PURCHASE AGREEMENT


                 AGREEMENT, made as of the 28th day of October 1996, by and among (i) Kellstrom Industries, Inc., a Delaware corporation (the "Purchaser"),
(ii) IASI Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser ("Kellstrom Subsidiary"), (iii) International Aircraft Support L.P., a California limited partnership (the "Company"), and (iv) William Lyon, a principal of each of the general partners of the Company (the "Principal").

                              W I T N E S S E T H :

                 WHEREAS, the Purchaser, through Kellstrom Subsidiary, desires to purchase and the Company desires to sell substantially all of the assets used by the Company in the operation of its business (the "Business"), upon the terms and subject to the conditions set forth in this Agreement;

                 WHEREAS, the general partners of the Company have determined that it is in the best interest of the Company, and in furtherance of its purposes, to sell substantially all assets, real and personal and mixed, tangible and intangible, owned or leased by the Company and associated with or employed in the operations of the Business, and substantially all other related operations owned or leased by the Company to the Purchaser, or at the Purchaser's direction, to Kellstrom Subsidiary, subject to the assumption by Kellstrom Subsidiary of disclosed liabilities of the Company as more fully described herein.

                 NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, the parties hereto agree as follows:

                 1. Purchase and Sale of Assets.

                          1.1 Assets Conveyed. At the closing of the
transactions contemplated hereby (the "Closing") on the Closing Date (as hereinafter defined), and upon the basis of the representations, warranties, covenants and agreements contained herein, the Company shall sell, transfer, assign, convey and deliver to the Purchaser or, at Purchaser's direction, to Kellstrom Subsidiary, and Kellstrom Subsidiary shall purchase on the terms set forth herein, all of the Company's right, title and interest in and to the Assets (as defined below) free and clear of all liens, charges, claims, pledges, security interests, equities and encumbrances of any nature whatsoever (collectively, "Liens"), except for the Permitted Liens (as hereinafter defined). The "Assets" shall mean all those personal, tangible and intangible properties, and the real property and



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improvements of the Company used in connection with the operation of the
Business as set forth below other than Excluded Assets (as defined below) including without limitation, those more particularly described in the Schedules to this Section 1.1, including the going concern value of the Business:


                  (a) all the rights and benefits accruing to the Company under all of the agreements, contracts, arrangements, leases with respect to personal property, guarantees, commitments and orders, whether written or oral, between the Company and any third party, including without limitation, the contracts listed in Schedule 1.1(a) hereto (the "Assigned Contracts"); provided, however, that the assignment of the Credit Agreement (as defined in Section 5.3.2 below) shall be subject to the provisions of Section 5.3.2;

                  (b) all of the Company's inventories of raw materials, engines (including engines held for lease), parts, work-in-process, intermediates and finished goods, if any ("Inventories");

                  (c) all manufacturing, production, maintenance and testing machinery and equipment, computers, computer hardware and software, tools, supplies, furniture, vehicles, and other tangible personal property and assets of the Company related to the Business, including, without limitation, the items listed on Schedule 1.1(c) hereto;

                  (d) all the interest of and the rights and benefits accruing to the Company as lessee under (i) any leases relating to the Leased Property (as defined in Section 3.9.1) and all leasehold improvements and fixtures relating thereto as described in Schedule 3.9.1 hereto and (ii) the leases or rental agreements covering machinery, equipment, computers, computer hardware and software, vehicles and other tangible personal property as described in
Schedule 1.1(d) hereto (the "Leased Personal Property");

                  (e) all accounts and notes receivable (including without limitation, any claims, remedies and other rights related thereto) evidencing rights to payment for services rendered through the Closing Date, except for the Affiliated Obligations (it being understood that such Affiliated Obligations (as defined in Section 5.1.7 below) shall be repaid or replaced by a promissory note pursuant to Section 5.1.7);

                  (f) all operating data and records of the Company relating to the Business, including, without limitation, client lists and records, referral sources, production reports and records, equipment logs, operating guides and manuals, projections, copies of financial, accounting and personnel records, correspondence and other similar documents and records;



                                       -2-




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                  (g) all claims, warranty rights, causes of action and other similar rights granted or owing to the Company arising out of the Business to the extent the same are assignable;

                  (h) all of the Company's rights, to the extent of such rights, to use the names set forth on Schedule 1.1(h) and all variations on any thereof for any and all purposes;

                  (i) all the intangible and intellectual property of the Company, including, without limitation, all software and software libraries, processes, formulae, methods, plans, research data, marketing plans and strategies, forecasts, patents and patent applications, inventions, discoveries, know-how, trade secrets and ideas (including those in the possession of third parties, but which are the property of the Company), and all drawings, records, books or other indicia of the foregoing, trademarks, servicemarks, tradenames, licenses, copyrights, operating rights, permits and other similar intangible property and rights including, without limitation, all of those set forth on
Schedule 1.1(i) hereof;

                  (j) all licenses, permits, approvals, qualifications, consents and other authorizations necessary for the lawful conduct, ownership and operation of the Business to the extent the same are transferrable;

                  (k)  all prepaid expenses and cash of the Company;

                  (l) all goodwill and going-concern value of the Company and the Business; and

                  (m) all other assets and properties of any nature whatsoever held by the Company, either directly or indirectly, and used in, allocated to, or required for the conduct of the Business, but excluding the Excluded Assets (as defined in Section 1.2 below.

                          1.2 Excluded Assets. Anything to the contrary in
Section 1.1 notwithstanding, the Assets shall exclude and the Purchaser shall not purchase (i) all tax books of the Company, books and ledgers relating to the ownership of partnership interests in the Company, and minutes of meetings of, and actions taken by, the Company's general and limited partners, (ii) all insurance policies of the Company, (iii) the rights which accrue or will accrue to the Company under this Agreement, (iv) any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (v) the Affiliated Obligations (collectively, the "Excluded Assets").

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                  2. Payment of the Purchase Price and Assumption of
Liabilities.

                          2.1 Purchase Price.

                          (a) The aggregate purchase price (the "Purchase
Price") to be paid by the Purchaser for the Assets shall consist of (i) Twenty Six Million, Five Hundred Thousand Dollars ($26,500,000) in cash payable by certified or official bank check or wire transfer on the Closing Date (subject to adjustment as set forth in paragraph (b) of this Section 2.1), (ii) warrants to purchase an aggregate of Five Hundred Thousand (500,000) shares of common stock, par value $.001 per share, of the Purchaser (the "Common Stock"), in the form attached hereto as Exhibit A (the "Purchaser Warrants") and (iii) the assumption of the Assumed Liabilities; provided however, that, at the option of the Company, the cash portion of the Purchase Price shall be paid by (x) promissory note on terms mutually agreed upon between the Company and the Purchaser or (y) in installments to be agreed upon by the Company and the Purchaser, in each case as long as paying by promissory note or in installments, as applicable, would not have an adverse effect on the Purchaser or Kellstrom Subsidiary.

                          (b) The cash portion of the Purchase Price shall be
reduced by (i) the amount, if any, by which the amount of Affiliated Obligations (as defined in Section 5.1.7(a) below) repaid in cash to the Company on or prior to the Closing Date is less than One Million, Five Hundred Thousand Dollars ($1,500,000) and (ii) the amount of the Transaction Costs (as defined in Section
2.2 below) paid by the Company prior to the Closing Date except as otherwise set forth in the provisions of Section 2.2 below.

                          2.2 Liabilities Assumed by the Purchaser. In further
consideration for the sale of the Assets, on the Closing Date, Kellstrom Subsidiary shall assume and agree to pay, perform and discharge the Assumed Liabilities. For purposes of this Agreement, the term "Assumed Liabilities" shall include, and shall be limited solely to (a) those liabilities disclosed on the August 31, 1996 unaudited balance sheet of the Company ("August Balance Sheet"), excluding (except as provided below) any liabilities for transactional and advisory costs, including, without limitation, attorneys' and accountants' fees and expenses, incurred in connection with the transactions contemplated hereby or the proposed sale of the Company or any equity interest therein (collectively, "Transaction Costs"); (b) all liabilities of the Company that have arisen after August 31, 1996 in the ordinary course of business (other than any liability resulting from, arising out of, relating to, in the nature of, or caused by any facts or circumstances which would constitute a breach of the representations and warranties of the Company set forth herein for which the Company and the Principal would be required to indemnify the Purchaser and Kellstrom Subsidiary under the terms of this Agreement) or accruing from and after August 31, 1996 pursuant to the Assigned Contracts; (c) the other liabilities specifically set forth on Schedule 2.2 hereof which have been approved by the Purchaser; provided, however that Kellstrom Subsidiary shall


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assume Transaction Costs of up to Fifty Thousand Dollars ($50,000) (the
"Permitted Transaction Costs") to the extent such Transaction Costs consist of the reasonable fees and expenses of Irell & Manella LLP ("counsel for the Company"), it being understood that a portion of the Permitted Transaction Costs may be costs which shall have been paid prior to the Closing Date and, to such extent, the cash portion of the Purchase Price shall not be reduced as set forth in Section 2.1(b) above; and (d) accrued sick leave, vacation or paid time off and bonuses earned or accrued but not yet paid relating to the Company's employees.

                              2.3 Liabilities Retained by the Company.
Notwithstanding anything to the contrary contained herein, neither the Purchaser nor Kellstrom Subsidiary shall assume, pay, discharge, become liable for or perform when due, and the Company shall not cause the Purchaser or Kellstrom Subsidiary so to assume, pay, discharge, become liable for or perform, any liabilities (contingent or otherwise), debts, contracts, commitments and other obligations of the Company of any nature whatsoever which relate to or arise out of (a) income or payroll taxes owing by the Company to any governmental agency or other taxing authority, (b) any Employee Benefit Plan (as defined in Section 3.14), except that accrued sick leave, vacation or paid time off, and bonuses earned or accrued but not yet paid, shall constitute Assumed Liabilities; (c) acts, omissions, conditions or circumstances occurring or existing prior to the Closing Date which give rise to liabilities or obligations under any Environmental Laws (as defined in Section 3.9 below) or which relate to any liabilities, debts, contracts, commitments or other obligations of the Company not expressly assumed pursuant to Section 2.2 hereof; and (d) any liability or obligation of the Company with regard to its construction guaranty for the benefit of Martin Aviation (the "MA Guaranty"); provided, however, that the items described in clauses (a) and (c) shall be assumed if the results of the Purchaser's due diligence with respect to these items is satisfactory to the Purchaser, which determination shall be made within the time period set forth in
Section 10.1(b) below.

                              2.4 Instruments of Conveyance and Transfer of
Books and Records.

                  (a) At the Closing, the Company shall deliver to the Purchaser or, at Purchaser's direction, to Kellstrom Subsidiary such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, satisfactory in form and substance to the Purchaser and its counsel, as may be reasonably requested by the Purchaser, in order to convey to Kellstrom Subsidiary good and marketable title to the Assets, free and clear of all Liens other than Permitted Liens. The Company shall pay all sales, transfer or stamp taxes, or similar charges, payable by reason of the sale hereunder.


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                  (b) At the Closing, the Company shall deliver to Kellstrom
Subsidiary all written consents which are required under any Assigned Contract.

                  2.5 The Closing.

                  Assuming the satisfaction or the waiver of satisfaction of the conditions contained herein, the Closing will take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 at such time and place as the parties hereto may mutually agree but in no event later than December 31, 1996, which date may be extended by Purchaser, if necessary, to January 15, 1997. This date is the "Closing Date." The parties agree that they will cooperate in good faith with regard to setting the Closing Date in order to achieve the best possible accounting and tax result to each party.

                  3. Representations and Warranties of the Company.

                  In order to induce the Purchaser and Kellstrom Subsidiary to enter into and perform this Agreement, the Company represents, warrants and agrees as follows:

                          3.1 Organization, Capitalization, Authorization, Etc.


                               3.1.1 Organization. The Company is a limited
partnership duly organized, validly existing and in good standing under the laws of the State of California with all the requisite power and authority to execute, deliver and perform this Agreement and to hold the properties, rights and assets and to carry on the businesses now conducted by it. The Company is duly qualified to transact business as a foreign limited partnership in each state in which the nature of the business conducted by it or its ownership or leasing of property make such qualification necessary.

                               3.1.2 Governing Documents. Copies of the
certificate of limited partnership and the agreement of limited partnership of the Company, each as amended, have heretofore been delivered to the Purchaser and are true, complete and correct. The Company's minute books and the minute books of the Company's general partners have been made available to the Purchaser, and are true, complete and correct in all material respects.

                               3.1.3 Officers. Schedule 3.1.3 hereto sets forth
a complete list of the officers of International Aircraft Support, Inc., the managing general partner of the Company (the "Managing General Partner"), and the Company.

                               3.1.4 Subsidiaries. The Company has no equity
interest in any corporation, partnership, joint venture or other legal entity.


                                       -6-




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                          3.2 Capitalization. Schedule 3.2 sets forth a list of
all the general partners and limited partners of the Company, as well as the outstanding general or limited partnership interests (the "Interests") owned of record and beneficially by each of such general or limited partners of the Company. All the Interests have been duly authorized and validly issued. Except as disclosed in Schedule 3.2, no contract, commitment or undertaking of any kind has been made for the issuance of any additional partnership or other interests in the Company; nor is there in effect or outstanding any subscription, option, warrant or preemptive or other right to acquire any of such interests or any outstanding securities or other instruments convertible into or exchangeable for any of such interests.

                          3.3 Ownership of Assets. Except as set forth in
Schedule 3.3 hereto, the Company is the legal and beneficial owner of the Assets, free and clear of any Liens other than Permitted Liens and the Company has full right, power and authority to sell, transfer, assign, convey and deliver all of the Assets to be sold by it hereunder and delivery thereof will convey to Kellstrom Subsidiary good, absolute and marketable title to said Assets, free and clear of any Liens except for "Permitted Liens". For the purposes of this Agreement, "Permitted Liens" shall mean (i) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings diligently pursued and against which adequate reserves have been established; (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets including, but not limited to, materialmen's, mechanics', and workmens' Liens, which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iii) Liens in favor of the United States of America or any department or agency thereof or in favor of a prime contractor under a United States government contract and, in each case, resulting from acceptance of progress or partial payments in the ordinary course of business under United States government contracts or subcontracts thereunder;
(iv) easements, Liens or other minor encumbrances on or over real property which do not in the aggregate materially detract from the market value or the value of the Company or its property or assets or materially impair the use thereof in the operation of its business; (v) other Liens not exceeding an aggregate of $10,000 in amount; and (vi) any interest or title of any lessor under any lease related to the Leased Property or the Leased Personal Property.

                          3.4 Authority and No Conflict; Consents.

                               3.4.1 The Company has the full right, power and
authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company. Except to the extent that consents are required as set forth in
Schedule 3.4.2 below, the

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execution and delivery of this Agreement by the Company does not, and consummation of the transactions contemplated hereby will not (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Company's governing instruments; (b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which the Company is a party or to which the Business is subject; (c) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which the Company is a party or to which the Business is subject, or constitute a default or loss of any material right thereunder or the creation of any material Liens on the Business or an event which, with the lapse of time or notice or both, might result in a default or loss of any material right thereunder or the creation of any Lien upon the Business; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material License (as defined in Section 3.18). All action and other authorizations prerequisite to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement have been taken or obtained by the Company. This is a valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

                               3.4.2 Other than as set forth on Schedule 3.4.2
hereto, the execution, delivery and performance by the Company of this Agreement, and the performance of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any court or governmental agency or any other third party except for such authorizations, consents, approvals, certifications, licenses and orders that have been obtained.

                         3.5 Compliance with Law.

                               The operations of the Business have been
conducted, and are now being conducted, in compliance in all material respects with all applicable Laws (as defined in Section 3.9.1), rules, regulations and court or administrative orders and processes (including, without limitation, any that relate to the consumer protection, health and safety, products and services, proprietary rights, anti-competitive practices, collective bargaining, ERISA, equal opportunity, improper payments and environmental regulation). To the best knowledge of the Company and the Principal, neither the Company, and its officers, partners and employees nor the Principal, (a) are, and during the past five years were not, in violation of, or not in compliance with, in any material respect, such applicable Laws, rules, regulations, orders and processes with respect to their conduct of the operations of the Business; (b) have not received any notice from any governmental authority, and to the best of the Company's knowledge none is threatened, alleging that the Company has violated, or not complied with, any of the above; and (c) are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected to materially and adversely affect, the Business.

                          3.6 Financial Statements; Books and Records.

                               3.6.1 Financial Statements Provided. Copies of
the financial statements of the Company for each of the five fiscal years ended December 31, 1995 have been attached as Schedule 3.6.1 hereto (the "Audited Financial Statements"). Also attached as Schedule 3.6.1 are unaudited financial statements of the Company for the eight months ended August 31, 1996 (the "Unaudited Financial Statements"), which financial statements have been prepared on the same basis as the Audited Financial Statements, subject to normal year end adjustments and accruals (none of which is expected to be material). (The Audited Financial Statements and the Unaudited Financial Statements are collectively referred to as the "Financial Statements.") The Financial Statements are true and correct in all material respects, are consistent with the books and records of the Company, fairly represent the financial condition and results of operations of the Company as at and for the periods reflected therein, have been prepared in accordance with generally accepted accounting principles and have been audited by Ernst & Young LLP, or Kenneth Leventhal & Co., certified public accountants.

                               3.6.2 Absence of Changes. Except as disclosed on
Schedule 3.6.2 hereto or otherwise approved in writing by the Purchaser, since August 31, 1996 ("Balance Sheet Date"), there has not been any (a) transaction by the Company except in the ordinary course of business as conducted during the 12 month period ending on that date; (b) capital expenditure exceeding $50,000 or Inventory expenditures exceeding $250,000 for any individual purchase; (c) material adverse change in the condition (financial or otherwise), prospects, business or liabilities or assets of the Company; (d) destruction, damage to, or loss of any asset (whether or not covered by insurance) that, individually or in the aggregate, materially and adversely affects the condition, financial or otherwise, or business of the Company; (e) labor trouble or other event or condition relating to employment or labor matters of any character that, individually or in the aggregate, materially and adversely affect the condition, financial or otherwise, or assets, of the Company; (f) any increase in compensation payable to, or any employment, bonus or compensation agreement entered into with, any employees or consultants of the Company (other than those made after consultation with the Purchaser); (g) change in accounting methods or practices (including, without limitation, changes in depreciation or amortization policies or rates) by the Company; (h) revaluation of the Company's assets; (i) sale or transfer of any asset of the Company except in the ordinary course of business; (j) amendment or termination of any material contract, agreement, or license to which the Company is a party, except in the ordinary course of business; (k) loan by the Company to any person or entity, or guaranty of any loan; (l) commitment to borrow money or mortgage, pledge, or other encumbrance of any asset of the Company or grant or commitment to grant a mortgage, pledge, or other encumbrance of any asset of the Company other than Permitted Liens; (m) waiver or release of any right or claim of the Company except in the ordinary course of business; (n) any material obligation or liability (absolute or contingent) incurred by the Company or to which it has become subject except current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business; (o) any write-off in excess of reserves as uncollectible of any accounts or notes receivable; (p) any issue or split-up of, or grant of any option or other right to acquire, any security of the Company; (q) any amendment of the certificate of limited partnership or agreement of limited partnership of the Company; or (r) any declaration, setting aside or payment or other distribution in respect of any of the partnership interests of the Company, or any direct or indirect redemption, purchase or other acquisition of any such partnership interests by the Company.

                               3.6.3 Inventories. All Inventories of the
Business set forth on the August Balance Sheet, and all Inventories acquired subsequent to the Balance Sheet Date are valued in accordance with generally accepted accounting principles. In the good faith opinion of the Company, all Inventories (other than Inventories which are the subject of the Sales Agreement between the Company and Elsinore Aerospace Services, L.P., dated July 14, 1995) included in the Assets consist, and at the Closing will consist, of a quality and quantity usable and saleable in the ordinary course of business, except for items of obsolete materials, which have been written down on the August Balance Sheet to realizable market value. In the Company's experience, the present quantities of Inventory of the Business are, and at Closing will be, reasonable and warranted in the present and then circumstances of the Business.

                          3.7 Absence of Undisclosed Liabilities. The Company
does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which is not reflected or reserved against in the August Balance Sheet except for those which were incurred after August 31, 1996 in the ordinary course of business and are usual and normal in amount both individually and in the aggregate except as set forth in Schedule 3.7.

                          3.8 Tax Returns and Audits.

                               3.8.1 Taxes. The Company is not, and has not been
during at least the past five fiscal years, liable for any U.S. federal, state, local or foreign income, profits or franchise taxes. Except as specifically set forth in Schedule 3.8, (a) the Company has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports of all U.S. federal, state, local and foreign unincorporated business, capital, withholding, payroll, employment, disability, transfer, sales, use, occupation, property, excise and any and all other taxes of any kind (all, together with any penalties, additions to tax, fines and interest thereon or related thereto, herein referred to collectively as "Taxes" or singularly as a "Tax") relating to the Company or the Business that are or were required to be filed prior to the Closing Date with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (b) all Taxes (including interest, additions to tax and penalties thereon together with interest on such additions to tax and penalties) relating to the Company or the Business that are due from or may be asserted against the Company or the Business in respect of or attributable to all periods ending on or before the Closing Date have been fully paid, deposited or adequately provided for on the books and financial statements of the Company and the Business or are being contested in good faith by appropriate proceedings in which case they are described on Schedule 3.8, (c) the August Balance Sheet reflects and includes adequate provisions for the payment in full of any and all Taxes for which the Company is or could be liable, whether to any governmental entity or to other persons (as, for example, under tax allocation agreements), not yet due for any and all periods up to and including the date of such balance sheet, (d) all Taxes for which the Company is or could be liable, whether to a governmental entity or to another person (as, for example, under tax allocation agreements) for periods through the Closing Date (whether or not the period ended for tax purposes on the Closing Date) have been, or will be, paid when due or provided for on the books and financial statements of the Company and the Business, (e) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to the Company and which would have a material adverse effect on the Business, (f) the Company has not given or been requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes relating to the Company or the Business, (g) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of the Company and the Business are in force as of the date hereof with respect to any of the assets of the Company or the Business; (h) all material elections and consents with respect to the determination of any tax affecting the Company are obvious from the Company's tax returns or are set forth on Schedule 3.8 and after the date hereof, no election or consent with respect to the determination of any tax affecting the Business will be made without the consent of the Purchaser; (i) the Company has not agreed to and has not been required to make any adjustment under Section 481 of the Code, by reason of a change in accounting method or otherwise; (j) the Company has filed its tax returns on the basis that it is a partnership under the Internal Revenue Code for all years that it has been in existence; (k) the Company is not a party to any tax allocation or sharing agreement; and (l) no tax is required to be withheld under Section 1445 of the Code as a result of the sale of the Assets.

                               3.8.2 Deficiencies. All deficiencies proposed in
writing by taxing authorities which would have a material adverse effect on the Company or the Business have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings.

                               3.8.3 Taxes Collected. All taxes relating to the
Company or the Business that the Company is or was required by law to withhold, to deposit or to collect have been duly withheld, deposited or collected and, to the extent required, have been paid to the relevant taxing authority or have been accrued and reflected in the accounts of the Company.

                         3.9   Leased Property.

                               3.9.1 Leased Property Schedule.

                               (a) Schedule 3.9.1 hereto identifies all
leasehold interests in real property including land and improvements held by the Company which is used or useful in the conduct of the Business (the "Leased Property"). The Company does not own of record or beneficially any real property.

                               (b) Except as set forth on Schedule 3.9.1, there
are no outstanding contracts made by the Company for any improvements to the Leased Property which have not been fully paid for. At the Closing, the Company shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to the Leased Property on behalf of the Company prior to the time of Closing.

                               (c) To the best of the Company's knowledge, all
buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Leased Property, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, and other material items of tangible property and assets are in good operating condition and repair, subject to normal wear and maintenance and are usable in the regular and ordinary course of business. No person other than the Company owns any equipment or other tangible assets or properties situated on the Leased Property or necessary to the operation of the Business, except for leased items disclosed on Schedules
3.9.1 and 1.1(d) hereto.

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



                               (d) To the best of the Company's knowledge, the
construction, use and operation of the Leased Property is in full compliance with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions of every governmental authority having jurisdiction over any of the Leased Property, the Business or the Company, and every instrumentality or agency thereof (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped) (collectively, "Laws"), and with all covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Leased Property and, effective as of the Closing, Kellstrom Subsidiary shall have the right under all Laws to continue the use and operation of the Leased Property for its current uses in the operation of the Business. The Company has not received any notice of any violation of or investigation regarding any Laws.

                               3.9.2 Environmental Protection. The Company shall
afford the Purchaser reasonable access to the Leased Property so that the Purchaser may conduct such investigation as the Purchaser may decide. Except as set forth on Schedule 3.9.2, to the best knowledge of the Company, (i) no Hazardous Substances are present on or below the surface of the Leased Property and such real estate has not previously been used for the manufacture, refining, treatment, storage, or disposal of any Hazardous Substances; (ii) none of the soil, ground water, or surface water of the Leased Property is contaminated by any Hazardous Substance and the Company is not aware of any such contamination from neighboring real estate; and (iii) except as consistent with applicable Environmental Laws, no Hazardous Substances are being emitted, discharged or released from the Leased Property into the environment. To the best knowledge of the Company, except as set forth on Schedule 3.9.2, the Company is not liable for cleanup or response costs with respect to the emission, discharge, or release of any Hazardous Substance or for any other matter arising under the Environmental Laws due to its ownership or operation of the Leased Property.

                 As used herein, "Environmental Laws" means, but is not limited to the Resource Conservation Recovery Act (42 U.S.C. ss. 6901 et seq.), the Comprehensive Environmental Responsibility Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 11011 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Hazardous Materials Transportation Act, the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.) and other similar Federal and state Laws, as now exist, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public as said regulations now exist. The term "Hazardous Substances" means any toxic or hazardous substance or other pollutant of any nature as defined and/or regulated by Environmental Laws as they now exist

(including, without limitation, asbestos and waste products of the operations of the Company).

                          3.10 Intellectual Property. Schedule 3.10 contains a
schedule of all the intangible and intellectual property of the Company, including, without limitation, all software products, processes, formulae, methods, plans, research data, marketing plans and strategies, forecasts, patents and patent applications, inventions, discoveries, know-how, trade secrets and ideas (including those in the possession of third parties, but which are the property of the Company), and all drawings, records, books or other indicia of the foregoing, trademarks, servicemarks, tradenames, licenses, copyrights, operating rights, permits and other similar intangible property and rights (collectively, "Intellectual Property"), together with a brief description of each. To the best knowledge of the Company and the Principal, the Company has not infringed, and is not now infringing, any trade name, trademark, service mark, copyright, patent, trade secret or other Intellectual Property right belonging to a third party and has not received any notice of infringement upon or conflict with the asserted rights of others. Except as set forth on
Schedule 3.10 hereto, none of such Intellectual Property rights are registered with the United States Patent and Trademark Office or the United States Copyright Office. Except as disclosed in Schedule 3.10, the Company is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any Intellectual Property right. There are no trade names, trademarks, service marks, copyrights, patents or applications for patents and trade secrets other than those listed on Schedule 3.10 which are necessary for the conduct of the Business, the loss of which could materially and adversely affect the prospects, operations or condition, financial or otherwise, of the Business. The Company is not a party to any outstanding options, licenses or agreements of any kind relating to the foregoing. No partner, officer or employee of the Company or any predecessor has any interest in any of the foregoing rights.

                          3.11 Tangible Personal Property. The Assets constitute
in the aggregate, all of the assets and tangible personal property owned by, in the possession of, or used by the Company in connection with the Business. Except as disclosed in Schedule 3.11, no personal property used in connection with the Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in its possession and control. All tangible personal property is in good operating condition and repair and is suitable for the conduct of the Business.

                          3.12 Product Warranty. Each product manufactured,
sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, if any, and the Company does not have any material liability (and there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the August Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease of such product.

                          3.13 Securities Representation. Each of the Company
and the Principal, jointly and severally, represent and warrant to the Purchaser and Kellstrom Subsidiary that the Purchaser Warrants to be issued to the Company pursuant to the provisions hereof will be acquired for distribution to the Principal. Each of the Company and the Principal, jointly and severally, agree that, prior to the delivery of any Purchaser Warrants issued to the Company pursuant to the provisions hereof to the Principal, the Principal will execute and deliver to the Purchaser an investment letter in the form of Exhibit B hereto. The Company agrees that it will deliver a copy of such investment letter to the Purchaser. Each certificate representing the Purchaser Warrants, issued to each partner, shall bear the following legend:

                 "This warrant and the shares underlying this warrant shall not be transferable at any time unless (i) a registration statement under the Securities Act of 1933 shall be in effect with respect to such transfer at such time or (ii) counsel for the Company shall give it an opinion to the effect that such registration under said Act of such transfer at such time is not required."

Each of the Company and the Principal, jointly and severally, represent and warrant to the Purchaser that no transaction in the Purchaser Warrants will be effected other than transactions which will be exempt from registration under the Securities Act of 1933, as amended.

                          3.14 Personnel and Plans. Schedule 3.14 comprises a
complete and correct list of (a) the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees, officers or consultants of the Company who is engaged in the conduct of the Business; and (b) the amount of accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel. The Company is not in default with respect to any withholding or other employment taxes or payments with respect to accrued vacation or severance pay on behalf of any employee for which it is obligated on the date hereof, and will maintain and continue to make all such necessary payments or adjustments arising through the Closing Date. There are not in existence or, to the best of the Company's knowledge after due inquiry, threatened any (c) work stoppages respecting employees of the Company; or (d) unfair labor practice complaints against the Company. No representation question exists respecting the employees of the Company and no

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



collective bargaining agreement is currently being negotiated by the Company covering employees of the Company, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. The Company has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. There have been no audits of the equal employment opportunity practices of the Company, and, to the best knowledge of the Company, no basis for such audit exists. True and complete copies of the current written personnel policies, manuals and/or handbooks of the Company have previously been delivered to the Purchaser.

                  There are no Liens against the Assets under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA. Neither the Company nor any member of the same controlled group of businesses as the Company within the meaning of
Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or was obligated to contribute to any "multi-employer plan," as defined in Section 3(37) of ERISA. As of the Closing, the Purchaser and Kellstrom Subsidiary will have no obligation to contribute to, or any liability in respect of, any "Employee Benefit Plan" (as defined below) sponsored or maintained by the Company or any ERISA Affiliate of the Company, or to which the Company or any ERISA Affiliate of the Company was obligated to contribute, except for obligations which are Assumed Liabilities. Each Employee Benefit Plan of the Company which has been required to comply with the provisions of Section 4980B of the Code has substantially complied in all material respects. For purposes of this Agreement, the term "Employee Benefit Plans" means all employee benefit plans described in
Section 3(3) of ERISA, and any similar employment, severance, or other arrangement or policy providing for insurance coverage, including self-insured arrangements, worker's compensation, medical, dental, vision, dependent care or disability benefits, supplemental unemployment benefits, vacation, sick leave or paid time off benefits, retirement benefits or death benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation, fringe benefits, or post-retirement insurance compensation or benefits.

                          3.15 Insurance. Attached as Schedule 3.15 are
certificates of insurance setting forth all insurance agreements and policies maintained by the Company, including any and all insurance agreements and policies covering the Business and any and all life insurance policies maintained by the Company on the lives of its employees, officers or directors, and the type and amounts of coverage thereunder, which Schedule 3.15 reflects all such insurance which is required by law to be maintained by the Company. During the past three years, the Company has not been refused insurance in connection with the Business, nor has any claim in excess of $10,000 been made in respect of any such agreements or policies, except as set forth in Schedule
3.15 hereto. Such policies are in full force and effect, and the Company is not delinquent with respect to any premium payments thereon. The Company maintains the type and amount of

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



insurance which is adequate to protect it and its financial condition against the risks involved in the conduct of the Business.

                          3.16 Litigation. Except as disclosed in Schedule 3.16,
there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending against or affecting the Company relating to any of the transactions contemplated by this Agreement or which materially and adversely affect the business, assets, or condition, financial or otherwise, of the Company. The Company is not in default of any order, writ, injunction or decree of any Federal, state, local, or foreign court, department, agency or instrumentality.

                          3.17 Contracts, Obligations and Commitments. Except as
set forth on Schedule 3.17 hereto, the Company does not have any existing contract, obligation or commitment (written or oral) of any nature, including, without limitation, the following: (a) loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a Lien on any of its assets or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person; (b) any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services for an excess of $25,000 (or, if for the purchase of Inventory, $250,000); (c) any material joint venture contract or arrangement or other material agreement involving a sharing of profits or expenses to which it is a party or by which it is bound; (d) agreements which will materially limit the freedom of the Purchaser or Kellstrom Subsidiary to compete in any line of business or in any geographic area or with any person; (e) agreements providing for disposition of the assets of the Company other than in the ordinary course of business or agreements of merger or consolidation to which it is a party or by which it is bound; (f) any lease under which the Company is either lessor or lessee relating to any asset of the Business or any property at which the Business or such assets are located if such lease involves lease payments in excess of $25,000 per year; (g) any contract, commitment or arrangement not made in the ordinary course of business of the Business; or (h) agreements with the federal government or any state or local government or any agency thereof.

                          Except as set forth on Schedule 3.17, each contract,
agreement, arrangement, plan, lease, license or similar instrument listed on
Schedule 3.17 is a valid and binding obligation of the Company and, to the best of the Company's knowledge, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof, provided, however, that the Company shall not terminate any material contract after the date hereof other than in the ordinary course of business without the prior written consent of the Purchaser), and neither the Company nor, to the best of the Company's knowledge, any other party thereto has breached any material provision of, nor is in default in any material respect under the terms of (and, to the best of the Company's knowledge, no condition exists which, with the passage of time, the giving of notice, or both, would result in a default under the terms of), any of such contracts. Except as set forth in Schedule 3.17 hereto, each of the Assigned Contracts is validly assignable to Kellstrom Subsidiary without the consent of any other party thereto so that, after the assignment thereof to Kellstrom Subsidiary pursuant to this Agreement, the Purchaser will be entitled to the full economic and other benefits thereof. The Company shall give the Purchaser written notice of each contract, agreement, arrangement, plan, lease, license or similar instrument set forth on Schedule
3.17 which is terminated after the date hereof.

                          3.18 Licenses. The Business has all material licenses,
permits, consents, franchises and approvals required by law or governmental regulations or that are necessary from all applicable Federal, state and local authorities and any other regulatory agencies for the lawful conduct of its business (each a "License"), all of which are listed on Schedule 3.18 hereto, and it is not in default in any material respect under such licenses, permits, consents and approvals.

                          3.19 No Broker. Other than Ernst & Young LLP, the
Company has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement and no broker or other person is entitled to any commission or finder's fee in connection with any of such transactions.

                          3.20 No Illegal or Improper Transactions. The Company
has not, nor has any partner, officer or employee of the Company, directly or indirectly, used funds or other assets of the Company, or made any promise or undertaking in such regards, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign;
(c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; (d) gifts, entertainment or other expenses that jeopardize the normal business relations between the Company and any of its customers; or (e) the establishment or maintenance of a secret or unrecorded fund. There have been no false or fictitious entries made in the books or records of the Company, and the Company has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles in the United States.

                          3.21 Related Party Transactions. Except as set forth
in Schedule 3.21, and except for compensation to employees for services rendered, no current or former partner, officer or employee or any associate (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of the Company, is presently, or during the last three fiscal years has been, (a) a party to any transaction with the Company with respect to the Business (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of the Company with respect to the Business, nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company with respect to the Business.

                          3.22 Disclosure. The Company has not failed to
disclose to the Purchaser any material information adverse to the assets, liabilities, business, financial condition or results of operations of the Company or the Business, and no information furnished by or on behalf of the Company to the Purchaser, taken generally with other information furnished to the Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by the Company to the Purchaser was true and correct in all material respects as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct as of the date hereof.

                          3.23 Suppliers and Providers of Services.

                          (a) Schedule 3.23 lists all suppliers of goods to, and
providers of services to, the Business (collectively, "Suppliers") to which the Company or the Business made payments during the fiscal year ended December 31, 1995 or the eight months ended on the Balance Sheet Date, in excess of five percent of any the Business's operating expenses as reflected on its statement of operations for such year or eight month period, respectively.

                          (b) Neither the Company nor the Principal has any
information which might reasonably indicate that any of the Suppliers listed on
Schedule 3.23 intends to cease selling or rendering services to, or dealing with, the Business, nor has any information been brought to their attention which might reasonably lead them to believe any such Supplier intends to alter in any material respect the amount of sales or service or the extent of dealings with the Purchaser, or would alter in any material respect the sales or service or dealings in the event of the consummation of the transactions contemplated hereby.

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                          3.24 Customers.

                          (a) Schedule 3.24 lists all customers to which the
Company or the Business sold products during the fiscal year ended December 31, 1995 or the eight months ended on the Balance Sheet Date, in excess of five percent of the Business's revenues as reflected on its statement of operations for such year or eight month period, respectively.

                          (b) Neither the Company, the Principal nor the
Business has any information which might reasonably indicate that any of the customers listed on Schedule 3.24 intends to cease purchasing products from, or dealing with, the Business, nor has any information been brought to their attention which might reasonably lead them to believe any such customer intends to alter in any material respect the amount of purchases or the extent of dealings with the Purchaser, or would alter in any material respect the purchases or dealings in the event of the consummation of the transactions contemplated hereby.

                          3.25 Accounts Receivable. Except as set forth in
Schedule 3.21, each of the accounts receivable of the Company (a) arose from bona fide sales in the ordinary course of business, (b) was entered into under circumstances and by methods usual and customary in the Company's business in the applicable state and the collection practices used with respect thereto have been in all respect legal and proper and (c) was entered into, and credit granted pursuant hereto, consistent with the Company's historical credit policies and practices. The books of the Company correctly record the principal balance of all accounts receivable and each of the security instruments securing any account receivable, if any, constitutes a valid lien in favor of the Company upon the property which it describes, and is enforceable by the Company and its transferees. The reserves for doubtful accounts shown or reflected in the Financial Statements are adequate and were calculated consistent with past practice.

                  4. Representations and Warranties of the Purchaser and
                     Kellstrom Subsidiary.

                          4.1 In order to induce the Company to enter into and
perform this Agreement, the Purchaser and Kellstrom Subsidiary, jointly and severally, represent, warrant and agree as follows:

                               4.1.1 Organization. Each of the Purchaser and
Kellstrom Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

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



                               4.1.2 Authority and No Conflict. Each of the
Purchaser and Kellstrom Subsidiary has the full right, power and authority to execute, deliver and carry out the terms of this Agreement, and all documents and agreements necessary to give effect to the provisions of this Agreement, and this Agreement has been duly authorized, executed and delivered by each of the Purchaser and Kellstrom Subsidiary. The execution and delivery of this Agreement by each of the Purchaser and Kellstrom Subsidiary does not, and consummation of the transactions contemplated hereby will not (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Purchaser's and Kellstrom Subsidiary's respective governing instruments; (b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which the Purchaser or Kellstrom Subsidiary is a party; or (c) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which the Purchaser or Kellstrom Subsidiary is a party, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any material Lien upon the assets of the Purchaser or Kellstrom Subsidiary. All action and other authorizations prerequisite to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement have been taken or obtained by the Purchaser and Kellstrom Subsidiary. This is a valid and binding agreement of each of the Purchaser and Kellstrom Subsidiary enforceable in accordance with its terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

                               4.1.3 Consents. The execution, delivery and
performance by each of the Purchaser and Kellstrom Subsidiary of this Agreement, and the performance of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any court or governmental agency or any other third party except for such governmental authorizations, consents, approvals, certifications, licenses and orders that have been obtained.

                               4.1.4 No Broker. Each of the Purchaser and
Kellstrom Subsidiary represents and warrants that it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement and no broker or other person is entitled to any commission or finder's fee from the Purchaser or Kellstrom Subsidiary in connection with any of such transactions.

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



                               4.1.5 Issuance of Purchaser Warrants. The
Purchaser has the full right, power and authority to issue, execute and deliver the Purchaser Warrants and the Purchaser Warrants have been duly authorized, and at the Closing shall be duly executed and delivered, by the Purchaser. The Common Stock issuable upon the exercise of the Purchaser Warrants has been duly and validly authorized and reserved and, upon issuance thereof upon exercise of the Purchaser Warrants, will be duly and validly issued, fully paid and non-assessable.

                               4.1.6 Reports of the Purchaser. The Purchaser has
delivered to the Company (i) the Purchaser's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, (ii) the Purchaser's Quarterly Reports for the fiscal quarters ended March 31, 1996 and June 30, 1996 and (iv) the Purchaser's Definitive Proxy Statement for the Annual Meeting dated July 23, 1996 (collectively, the "SEC Reports"). The SEC Reports, when filed with the Securities and Exchange Commission (the "SEC"), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended. As of their respective dates, the SEC Reports did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein. There have been no Forms 8-K filed by the Purchaser with the SEC since the filing of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996.

                               4.1.7 No Material Adverse Change. Since the
filing of the Purchaser's Form 10-QSB for the fiscal quarter ended June 30, 1996, there has been no material adverse change in results of operations, financial condition or business of the Purchaser.

                               4.1.8 Disclosure. The Purchaser has not failed to
disclose to the Company any material information adverse to the assets, liabilities, business, financial condition or results of operations of the Purchaser, and no information furnished by or on behalf of the Purchaser to the Company, taken generally with other information furnished to the Company, contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by the Purchaser to the Company was true and correct in all material respects as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct as of the date hereof.

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



                  5.   Covenants.

                          5.1 The Company and the Principal, jointly and
severally, agree that:

                               5.1.1 Access to Premises and Information. From
and after the date hereof until the Closing, the Purchaser and its counsel, accountants, and other representatives will continue to have, during normal business hours, access to the Business and to all properties, books, accounts and records, contracts and documents of or relating to the Business; provided, however, that the legal and accounting due diligence shall be completed no later than two weeks following the execution and delivery of this Agreement. The Company will furnish or cause to be furnished to the Purchaser and the Purchaser's representatives all data and information concerning the business, finances and properties of the Company and the Business that may be requested.

                               5.1.2 Conduct of Business in Ordinary Course.
From and after the date hereof until the Closing, the Company will carry on its business diligently, in the ordinary course and in substantially the same manner as such business has previously been carried out, and will not make or institute any material purchase, sale, lease, management, accounting policy or operation that will vary materially from those methods used by it during the 12 month period ending on the date of this Agreement.

           Without limiting the foregoing, from the date hereof until the Closing Date, the Company will (i) not increase any compensation payable to any employees or consultants (except in the ordinary course of business); (ii) not create any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business and obligations under contracts entered in the ordinary course of business; (iii) not enter into, amend or terminate any material contract, agreement, permit or lease without the prior written consent of the Purchaser other than in the ordinary course of business; (iv) not amend the certificate of limited partnership or agreement of limited partnership of the Company; (v) not enter into any commitment to borrow money or mortgage, pledge, or subject to Lien, any assets or properties except in the ordinary course of business or as contemplated hereunder; (vi) not sell or transfer any of the Assets or cancel any debt or claim except in the ordinary course of conduct of business or as contemplated hereunder; (vii) keep in full force and effect all insurance relating to the Business comparable in amount and scope of coverage to that now maintained; (viii) perform in all material respects all its obligations under contracts, leases and documents relating to or affecting conduct of the Business, all in the same manner as heretofore performed; (ix) use its best efforts to maintain and preserve the Assets, the Business, the good will and relationships with its present officers, employees, suppliers, staff and others having a business relationship with it, and maintain all material licenses and permits requisite to the conduct of the Business; (x) not commit to any capital expenditure or purchase of Inventory other than in the ordinary course of business; (xi) maintain in working condition all buildings, equipment, fixtures and other property, reasonable wear and tear excepted; (xii) duly and timely file all tax and information returns with the appropriate Federal, state, local and foreign governmental agencies and promptly pay when due all taxes, excise taxes, assessments, charges, penalties and interest lawfully levied or assessed upon it or any of its property; (xiii) make no material change in its existing banking and safe deposit arrangements or grant any powers of attorney except in the ordinary course of business; (xiv) not distribute, spend, commit or otherwise transfer any interest in the funds paid to the Company except in the ordinary course of business; (xv) issue or split-up, or grant any option or other right to acquire, any partnership or other interest or any security of the Company; or (xvi) make any declaration, set aside for payment or other distribution in respect of any of the partnership interests of the Company, or make any direct or indirect redemption, purchase or other acquisition of any partnership interest of the Company. The Company will promptly report to the Purchaser any material proposed capital expenditure or purchase of Inventory.

                               5.1.3 Representations and Warranties True at
Closing. All representations and warranties of the Company and the Principal set forth in this Agreement will also be true and correct in all material respects as of the Closing Date as if made on that date, and the Company and the Principal shall immediately notify the Purchaser if any of them becomes aware of any material inaccuracy in any representation or warranty at any time after the date hereof. The Company and the Principal will not take, or agree to take, any action which will result in any representation or warranty being untrue or incorrect in any material respect at any time from the date of this Agreement to the Closing Date. The Company undertakes to revise all Schedules hereto as may be necessary from the date hereof until the Closing Date; provided that if any changes reflected on such Schedules have a material adverse effect on the Business or the transaction as a whole, the Purchaser shall not be obligated to consummate the transactions contemplated hereby. If the Purchaser elects not to consummate the transactions contemplated hereby in accordance with provisions of the preceding sentence, such election will be treated as a termination of this Agreement pursuant to Section 10.1(c) hereof unless the event giving rise to the revision of the Schedule relates to an event or occurrence which does not constitute a breach of any representation or warranty made by the Company pursuant to this Agreement as of the date hereof. If the Purchaser elects to consummate the transaction contemplated hereby notwithstanding a revision to the Schedules hereto, the Schedules will be deemed to have been reinstated as of the date hereof as if they had been originally attached to this Agreement.

                               5.1.4 Hiring of Employees; Bonuses.

                               (a) The Purchaser shall be permitted to interview
all employees of the Company engaged in the Business and discuss with, and offer employment to, any of such employees. The Purchaser expects that the Company's current management and staff will remain in place. The Company agrees that it will not take any action which will impose liability on the Purchaser or Kellstrom Subsidiary under the Worker Adjustment and Retraining Act ("WARN").

                               (b) Schedule 5.1.4 sets forth a list of all
employees of the Company entitled to bonuses which have not yet been paid, and the amounts of those bonuses. The Purchaser shall be entitled to contact any or all of such employees to negotiate paying a portion of such bonuses with shares of Common Stock or options to purchase shares of Common Stock, upon terms mutually acceptable to the Purchaser and such employees. The Company will use its best efforts to facilitate contact and negotiation between the Purchaser and such employees.

                               5.1.5 No Shopping. From the date of this
Agreement until the termination hereof, neither the Company, the Principal nor any of their agents or representatives shall provide information to, solicit any indications of interest from, or negotiate with, any third party with respect to any possible sale of equity interests or assets, merger or other business combination or similar transaction involving the Company and/or the Business (a "Business Combination") until the termination of this Agreement in accordance with the terms hereof.

                               5.1.6 Non-Competition. Each of the Company and
the Principal agrees that neither of them nor any of their affiliates will, for a period of three (3) years from the Closing Date in the United States or elsewhere in the world directly or indirectly (i) own, invest in, assist in the development of, or have any management role in, any firm, corporation, business or other organization or enterprise engaged, directly or indirectly, in the purchasing, refurbishing, marketing or distribution of commercial jet engines or jet engine parts, without the prior written consent of the Purchaser or Kellstrom Subsidiary, (ii) solicit for employment any employee of Kellstrom Subsidiary or the Purchaser or any of their affiliates, or (iii) interfere with, disrupt or attempt to disrupt the relationship between Kellstrom Subsidiary and the Purchaser or any of their affiliates, on the one hand, and any of their respective employees, customers or suppliers, on the other hand; provided that the provisions of this Section 5.1.6 shall not be breached as a result of the continuing interest of the Principal in Martin Aviation and Elsinore Aviation Services as long as their businesses are substantially similar to those conducted on the date hereof. If any court determines that any of the restrictive covenants set forth in this Section 5.1.6, or any part of such covenants, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

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                               5.1.7 Repayment of Certain Indebtedness;
Promissory Note.

                               (a) As of the date hereof, there is outstanding
and owed to the Company by affiliated parties an aggregate of $2,625,000 of indebtedness and other obligations, as described in Schedule 3.21 hereto (collectively, the "Affiliated Obligations"). The Company and the Principal, jointly and severally, agree that on or prior to the Closing Date not less than One Million, Five Hundred Thousand Dollars ($1,500,0000) of the Affiliated Obligations shall be repaid in cash. Pursuant to Section 2.1(b) above, the Purchase Price shall be reduced by the amount, if any, of any shortfall in the amount of the Affiliated Obligations which shall have been repaid on or prior to the Closing Date. To the extent Affiliated Obligations are repaid, the promissory notes evidencing such Obligations shall be canceled.

                               (b) Any unpaid amounts of Affiliated Obligations
outstanding as of the Closing shall be evidenced by a nonrecourse, nonnegotiable promissory note (the "Promissory Note"), in the form of Exhibit C hereto, made by the Company to the Purchaser, bearing interest, payable at maturity, at the rate of nine percent (9%) per annum and payable on the first anniversary of the Closing Date and secured by the Purchaser Warrants.

                               5.1.8 Employee Notification. In the event that
any notices or other compliance actions are required under WARN, the Company shall be responsible for the same.

                               5.1.9 Name Change. At the Closing the Company and
its Managing General Partner will change their names to names that are not confusingly similar to their current names.

                               5.1.10 Further Authorization. The Company will
take, or cause to be taken, such further actions as may be necessary or appropriate to authorize the execution, delivery and performance of this Agreement by it.

                               5.1.11 Subsequent Liability. If, subsequent to
the Closing Date, any liability for Taxes relating to the Assets or the conduct of the Business is imposed on the Purchaser or Kellstrom Subsidiary with respect to any period prior to and through the Closing Date which has not otherwise been assumed by the Purchaser pursuant to this Agreement, then the Company and the Principal shall, jointly and severally, indemnify and hold the Purchaser and Kellstrom Subsidiary harmless, from and against, and shall pay, the full amount of such Tax liability, including any interest, additions to tax and penalties thereon, together with interest on such additions to tax or penalties (as well as reasonable attorneys' or other fees and disbursements of the Purchaser and Kellstrom Subsidiary incurred in determination thereof or in connection therewith), or the Company shall, at its sole expense and in its reasonable discretion,

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



either settle any Tax claim that may be the subject of indemnification under this Section 3.26 at such time and on such terms as they shall deem appropriate or assume the entire defense thereof, provided, however, that the Company shall not in any event take any position in such settlement or defense that subjects the Purchaser or Kellstrom Subsidiary to any civil fraud or any civil or criminal penalty. Notwithstanding the foregoing, the Company shall not consent, without the prior written consent of the Purchaser, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any item which would adversely affect the tax liability of the Purchaser or Kellstrom Subsidiary for a period subsequent to the Closing Date.

                               5.1.12 Schedules. The Company acknowledges that
this Agreement was executed by the Purchaser and Kellstrom Subsidiary prior to delivery of any of the Schedules referred to in this Agreement. Within seven days of the execution of this Agreement, the Company and the Principal shall deliver to the Purchaser a full and complete set of Schedules to this Agreement which shall be satisfactory to the Purchaser and Kellstrom Subsidiary in all respects.

                          5.2  The Company and the Purchaser agree that:

                               5.2.1 Consents. The Company and the Purchaser
will use their best efforts to obtain all consents, waivers, and the like required to be obtained by each of them, respectively, and to take such actions as are necessary or desirable to consummate the transactions contemplated hereby and to satisfy the conditions to Closing set forth herein.

                               5.2.2 Confidentiality; Public Announcements. The
existence and the terms of this Agreement and the transactions contemplated herein shall be maintained in confidence by the parties hereto and their respective officers, directors, employees, partners and agents. Except as provided in this Section 5.2.2, each of the parties agrees to hold in confidence and not use, disclose or reveal to any other person any confidential or proprietary information disclosed by any other party in connection with the transactions proposed in this Agreement or the negotiations between such parties unless or until such information has become generally available to the public through no fault or omission on the part of the receiving party. No other public announcements, notices or other communications to third parties with respect to the transactions contemplated hereby shall be made by the Company, the Principal, the Purchaser or Kellstrom Subsidiary or their respective representatives. Notwithstanding the foregoing, (i) Purchaser shall be permitted to make such disclosures to the public or to governmental agencies as its counsel shall deem necessary to maintain compliance with and to prevent violation of applicable federal or state laws, and (ii) Purchaser shall be permitted to make such disclosures to potential lenders and investors as may be reasonably required in order to obtain the financing referred to in Section 6.11 hereof. With respect to disclosures made by Purchaser pursuant to clause (i) of the preceding

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



sentence, Purchaser will consult with the Company regarding the content of public statements relating to the transactions but the final form of such public statements shall be determined by Purchaser, in consultation with its counsel, to ensure compliance by Purchaser with applicable laws. In the event that the transactions contemplated hereby are not consummated, each party will promptly return all copies of any confidential or proprietary information disclosed to such party in connection with the transaction contemplated herein, except for one copy to be retained by counsel to such party in order to evidence compliance hereunder.

                               5.2.3 Employee Matters.

                               (a) The Company acknowledges that it has no
information that Kellstrom Subsidiary would not qualify for successor status under Rev. Proc. 84-77. Pursuant to that pronouncement, the parties agree Kellstrom Subsidiary will file (with the federal government and the state, where appropriate) a single W-2 for each employee, reporting the wages paid by both Kellstrom Subsidiary and the Company. In addition, both parties will file 941's for the quarter during which the sale takes place, reflecting the wages and deposits made during its period of ownership.

                               (b) Each employee of the Company who is hired by
Kellstrom Subsidiary shall be entitled to participate in all Employee Benefit Plans maintained or sponsored by the Purchaser, or to which the Purchaser contributes, and in which comparable employees of the Purchaser are entitled to participate. Each such employee's period of service and compensation history with the Company or any ERISA Affiliate of the Company shall be counted in determining eligibility for, and the amount and vesting of, benefits under each of such Employee Benefit Plans, subject in all respects to the eligibility requirements of the relevant Employee Benefit Plan. Each such employee shall be covered as of his date of hire under any such Employee Benefit Plan providing health care benefits without regard to any waiting period or any condition or exclusion based on any pre-existing conditions, medical history, claims experience, evidence of insurability, or genetic factors, subject in all respects to the eligibility requirements of the relevant Employee Benefit Plan. Kellstrom Subsidiary shall be responsible for complying with Section 4980B of the Code with respect to any employee of the Company who is hired by Kellstrom Subsidiary at any time on or after the Closing. The Company shall be responsible for complying with Section 4980B of the Code with respect to qualifying events which occur on or before the Closing, except with respect to employees hired by Kellstrom Subsidiary as described in the preceding sentence.

                               (c) Notwithstanding any provision herein, no term
of this Agreement shall be deemed to create any contract between the Purchaser or Kellstrom Subsidiary and any such employee which gives the employee the right to be retained in the employment of Kellstrom Subsidiary or any related employer, or to

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



interfere with Kellstrom Subsidiary's right to terminate employment of any employee at any time or to change its policies regarding salaries, benefits and other employment matters at any time or from time to time. The representations, warranties, covenants and agreements contained herein are for the sole benefit of the parties hereto, and employees are not intended to be and shall not be construed as beneficiaries hereof.

                               5.2.4 Bulk Sales Law. Kellstrom Subsidiary and
the Company shall comply with any bulk sales laws applicable to the transaction contemplated hereby. The Company shall promptly provide to Kellstrom Subsidiary all information required in order to effect such compliance or shall effect such compliance on behalf of the Purchaser.

                               5.2.5 Financing Cooperation. The parties hereto
will cooperate in good faith and assist each other in connection with the Purchaser obtaining financing required to effect the transactions contemplated hereby and the assumption by the Purchaser of the Credit Agreement.

                               5.2.6 Allocation of Purchase Price. Prior to the
expiration of the time period set forth in Section 10.1(b) below, the Company and the Purchaser shall agree upon an allocation of the Purchase Price in its entirety among the Assets and the non-competition provisions of Section 5.1.6 hereof which is satisfactory to the Company and the Purchaser and as required by
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder. The Company and Kellstrom Subsidiary shall file all required information and tax returns (and any amendments thereto) in a manner consistent with such allocation and comply with the applicable information reporting requirements of Section 1060 of the Code and Treasury Regulations promulgated thereunder. If, contrary to the intent of the parties hereto as expressed in this Section 5.2.6, any taxing authority makes or proposes an allocation different from that agreed upon pursuant to this
Section 5.2.6, the Company and Kellstrom Subsidiary shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

                          5.3  The Purchaser agrees that:

                               5.3.1 Financing. No later than thirty (30) days
following the date of this Agreement, the Purchaser shall provide to the Company a letter, reasonably satisfactory to the Company, signed by the investment banking firm which is arranging for the financing described in Section 6.11 below, to the effect that such financing is proceeding. The Purchaser shall advise the Company of all material developments relating to such financing. The Purchaser shall provide each potential

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



source of financing with a written disclaimer to the effect that neither the Company nor the Principal has prepared or reviewed any submission to the financing source and that neither has any responsibility therefor.

                               5.3.2 Union Bank Financing. The Company is a
party to a credit agreement, dated April 29, 1996, between the Company and The Bank of California, N.A., a division of Union Bank of California (the "Credit Agreement"). Effective as of the Closing Date, the Purchaser will either (a) provide for the repayment of all amounts owed by the Company under the Credit Agreement, and simultaneously therewith the Company will cause the Credit Agreement and all Liens created thereunder to be terminated, or (b) assume the obligations of the Company under the Credit Agreement and cause the release of all obligations, including any guarantees, of the Company or any partner of the Company pursuant to the Credit Agreement.

                               5.3.3 Representations and Warranties True at
Closing. All representations and warranties of the Purchaser and Kellstrom Subsidiary set forth in this Agreement will also be true and correct as of the Closing Date as if made on that date.

                  6. Conditions Precedent to the Purchaser's and Kellstrom Subsidiary's Performance.

                  The obligations of the Purchaser and Kellstrom Subsidiary under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below. The Purchaser and Kellstrom Subsidiary may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Purchaser or Kellstrom Subsidiary of any of the Purchaser's or Kellstrom Subsidiary's other rights or remedies, at law or in equity, if the Company is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

                          6.1 Accuracy of Representations and Warranties. All
representations and warranties by the Company in this Agreement or in any agreement or in any written statement that is delivered to the Purchaser or Kellstrom Subsidiary pursuant to this Agreement will be true and accurate in all material respects on and as of the Closing Date as though made on that date.

                          6.2 Performance. The Company and the Principal will
have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

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



                          6.3 No Material Adverse Change. There shall have been
no material adverse change in the Assets, condition, or prospects, financial or otherwise, or results of operations of the Business and the Company.

                          6.4 Certification by the Company. The Purchaser and
Kellstrom Subsidiary will have received certificates, dated the Closing Date, signed by the president or vice president and secretary or assistant secretary of the Managing General Partner of the Company, respectively, certifying, in such detail as the Purchaser and its counsel may reasonably request, that the conditions specified in Sections 6.1, 6.2 and 6.3 hereof have been fulfilled, including, but not limited to, certified copies of all resolutions of the Company and its general partners pertaining to the authorization of the execution, delivery and performance of this Agreement.

                          6.5 Certification by the Principal. The Purchaser and
Kellstrom Subsidiary will have received certificates, dated the Closing Date, signed by the Principal certifying, in such detail as the Purchaser and its counsel may reasonably request, that the conditions specified in Sections 6.1,
6.2 and 6.3 hereof have been fulfilled.

                          6.6 Opinion of the Company's Counsel. The Purchaser
and Kellstrom Subsidiary shall have received from counsel to the Company its favorable opinion dated the Closing Date as to the matters set forth in Section 3.1.1; Section 3.4.1 (except that the matters set forth in clauses (b), (c) and (d) of such section shall be to the knowledge of such counsel); Section 3.4.2 (to the knowledge of such counsel); and Section 3.16 (to the knowledge of such counsel).

                          6.7 Absence of Litigation. No action, suit, or
proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted and served or threatened in writing on or before the Closing Date.

                          6.8 Government Authorization. All agreements and
consents necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained by the Company and the Principal, and no Federal, state or other authority having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions.

                          6.9 Consents. Consents (if any) in form and substance
reasonably satisfactory to the Purchaser and its counsel, to the assignment and transfer of any material contracts, licenses and permits of the Business or contemplated hereby and to the ownership of the property of the Company and of the Assets by Kellstrom Subsidiary shall have been obtained.

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



                          6.10 Auditors. The Purchaser shall have received from
the Company's auditors (a) a "comfort letter" in usual form regarding the Financial Statements of the Company and (b) a consent (which will be updated as required) to include their reports on the Company's Financial Statements in documents filed with the Securities and Exchange Commission and other regulatory agencies.

                          6.11 Financing. The Purchaser shall have obtained
financing upon terms satisfactory to the Board of Directors of the Purchaser.

                          6.12 Distributions. No distribution to the partners or
to any other affiliates of the Company shall have been declared, set aside for payment or other distribution or distributed, and no direct or indirect redemption of any partnership interests of the Company shall have been made following the Balance Sheet Date.

                          6.13 Affiliated Obligations. The amount of all
Affiliated Obligations outstanding on the Closing Date shall not exceed $2,625,000, of which $1,500,000 shall be repaid in cash on or prior to the Closing Date pursuant to Section 5.1.7 above. In the event that at the Closing Date, without giving effect to the $1,500,000 payment referred to above, the Affiliated Obligations shall exceed $2,625,000, the Company shall be repaid such excess in cash at the Closing.

                          6.14 Promissory Note. If required pursuant to Section
5.1.7 above, the Company shall have delivered the Promissory Note to the Purchaser.

                          6.15 MA Guaranty. The MA Guaranty shall have been
terminated or all Liens relating thereto on any of the Assets shall have been released.

                  7. Conditions Precedent to the Company's and the Principal's
                     Performance.

                  The obligations of the Company and the Principal under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. The Company and the Principal may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver of any of the Company's other rights or remedies, at law or in equity, if the Purchaser or Kellstrom Subsidiary is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

                          7.1 Accuracy of the Purchaser's and Kellstrom
Subsidiary's Representations and Warranties. All representations and warranties by the Purchaser and Kellstrom Subsidiary contained in this Agreement or in any written statement delivered by the Purchaser and Kellstrom Subsidiary under this Agreement will be true and

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



accurate in all material respects on and as of the Closing as though such representations and warranties were made on and as of that date.

                          7.2 Performance; Authorization. The Purchaser and
Kellstrom Subsidiary will have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                          7.3 No Material Adverse Change. There shall have been
no material adverse change in the assets, condition or prospects, financial or otherwise, or the results of operations of Kellstrom since June 30, 1996.

                          7.4 Certificates. The Company will have received
certificates, dated the Closing Date, signed by the president or vice president and secretary or assistant secretary of the Purchaser and Kellstrom Subsidiary certifying, in such detail as the Company and its counsel may reasonably request, that the conditions specified in Sections 7.1, 7.2 and 7.3 hereof have been fulfilled, including, but not limited to, certified copies of all resolutions of the Company pertaining to corporate authorization of the execution, delivery and performance of this Agreement.

                          7.5 Absence of Litigation. No action, suit, or
proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted and served or threatened in writing on or before the Closing Date.

                          7.6 Government Authorization. All agreements and
consents necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained by the Purchaser and Kellstrom Subsidiary and delivered to the Company, and no Federal, state or other authority having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions.

                          7.7 Payment. The Purchaser shall have (i) paid the
cash portion of the Purchase Price to the Company and (ii) delivered the Purchaser Warrants, registered in the name of the Company, to the Escrow Agent.

                          7.8 Opinion of the Purchaser's Counsel. The Company
and the Principal shall have received from counsel to the Purchaser its favorable opinion dated as of the Closing Date as to the matters set forth in
Section 4.1.1; Section 4.1.2 (except that the matters set forth in clauses (b) and (c) of such section shall be to the knowledge of such counsel); Section
4.1.3 (to the knowledge of such counsel); and Section 4.1.5.



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



                  8. Certain Actions After the Closing.

                          8.1 Kellstrom Subsidiary to Act as Agent for the
Company. This Agreement shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of the Company thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect the Company's rights thereunder so that Kellstrom Subsidiary would not in fact receive all such rights, then Kellstrom Subsidiary shall act as the agent for the Company in order to obtain for Kellstrom Subsidiary the benefits thereunder and to assume the liabilities thereunder. Nothing herein shall be deemed to make Kellstrom Subsidiary the Company's agent in respect of the Excluded Assets.

                          8.2 Delivery of Property Received by the Company or
Kellstrom Subsidiary After Closing. From and after the Closing, Kellstrom Subsidiary shall have the right and authority to collect, for the account of Kellstrom Subsidiary, all assets which shall be transferred or are intended to be transferred to Kellstrom Subsidiary as part of the Assets as provided in this Agreement, and to endorse with the name of the Company any checks or drafts received on account of any such assets. The Company agrees that it will transfer or deliver to Kellstrom Subsidiary promptly after the receipt thereof, any cash or other property which the Company receives after the Closing Date in respect of any assets transferred or intended to be transferred to Kellstrom Subsidiary as part of the Assets under this Agreement. In addition, Kellstrom Subsidiary agrees that it will transfer or deliver to the Company, promptly after receipt thereof, any cash or other property which Kellstrom Subsidiary receives after the Closing Date in respect of any assets not transferred or intended to be transferred to Kellstrom Subsidiary as part of the Assets under this Agreement.

                          8.3 Kellstrom Subsidiary Appointed Attorney for the
Company. The Company, effective at the Closing Date, hereby constitutes and appoints Kellstrom Subsidiary, and its successors and assigns, the true and lawful attorney of the Company, in the name of Kellstrom Subsidiary or the Company (as Kellstrom Subsidiary shall determine in its sole discretion) but for the benefit of Kellstrom Subsidiary: (i) to institute and prosecute all proceedings which Kellstrom Subsidiary may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets as provided for in this Agreement; (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Kellstrom Subsidiary shall deem advisable; and (iii) to take all action which Kellstrom Subsidiary, its successors or assigns may reasonably deem proper in order to provide for Kellstrom Subsidiary, its successors or assigns, the benefits under any of the Assets where any required consent of another party to the sale or assignment thereof to Kellstrom Subsidiary pursuant to this Agreement shall not have been obtained.


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The Company acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. Kellstrom Subsidiary shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. Kellstrom Subsidiary agrees to act in good faith in seeking to collect, assert or enforce any claim against any third party in accordance with this Section 8.3. Notwithstanding the foregoing, the power of attorney set forth in this Section
8.3 shall not apply in the event that the Company or the Principal has an indemnification obligation under Section 9 and is complying with such obligation.

                          8.4 Payment of Liabilities. Following the Closing Date
each of Kellstrom Subsidiary and the Company agrees to discharge in accordance with their terms the Assumed Liabilities and the Excluded Liabilities, respectively.

                          8.5 Financial Statements. As soon as practicable, but
no later than 60 days following the Closing, the Company and the Principal, jointly and severally agree, at their expense, to provide to the Purchaser unaudited financial statements of the Company, prepared on the same basis as the Financial Statements, covering the period from the end of the Company's last fiscal year to the Closing Date. In addition, if the Closing shall take place in 1997, the Company and the Principal, jointly and severally agree, at their expense, to provide to the Purchaser, no later than March 1, 1997, financial statements of the Company for its fiscal year ending December 31, 1996, prepared on the same basis as the Financial Statements and audited by Ernst & Young, L.L.P.

                  9. Survival of Representations; Indemnification.

                          9.1 Survival of Representations, Etc. The several
representations, warranties, covenants and agreements of the parties contained in this Agreement (or in any document delivered in connection herewith) shall be deemed to have been made on the Closing Date, shall be deemed to be material and to have been relied upon by the Purchaser, Kellstrom Subsidiary, the Company and the Principal, as the case may be, notwithstanding any investigation made by the Purchaser, Kellstrom Subsidiary or the Company, shall survive the Closing Date and shall remain operative and in full force and effect for a period of eighteen months following the Closing Date.

                          9.2 Company's Indemnity. The Company and the
Principal, jointly and severally, shall indemnify and hold harmless the Purchaser and Kellstrom Subsidiary and their successors and assigns at all times after the Closing Date against and in respect of:

                          (a) any damage, loss, cost, expense or liability
(including settlement costs and reasonable attorneys' fees) resulting to the Purchaser or Kellstrom Subsidiary from any false, misleading or inaccurate representation, breach of warranty or

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



nonfulfillment of any agreement, covenant or condition on the part of the Company or the Principal under this Agreement or from any misrepresentation in or any omission from any schedule or other instrument furnished to the Purchaser or Kellstrom Subsidiary hereunder;

                          (b) all Excluded Liabilities and, except for the
Assumed Liabilities, any alleged or actual liability or responsibility arising out of or relating to any claims, suits or proceedings brought against the Purchaser, Kellstrom Subsidiary or their affiliates by any third parties arising out of or relating to any (i) acts or omissions of the Company occurring, or products sold or services rendered by the Company, prior to the Closing, or (ii) acts or omissions of any person, or accidents of any type, and all injuries (including death), or damage to or destruction, loss or loss of the use of the property, regardless of the cause of any of the foregoing, occurring in connection with the operation of the Assets prior to the Closing; and

                          (c) all claims, actions, suits, proceedings, demands,
assessments, judgments, costs and expenses incident to any of the foregoing.

                  This indemnity agreement in this Section 9.2 shall not foreclose any other rights or remedies the Purchaser may have based on any action for fraud.

                 9.3 The Purchaser's and Kellstrom Subsidiary's Indemnity. The Purchaser and Kellstrom Subsidiary, jointly and severally, shall indemnify and hold harmless the Company and the Principal and their successors and assigns at all times after the Closing Date against and in respect of:

                          (a) any damage, loss, cost, expense or liability
(including settlement costs and reasonable attorneys' fees) resulting to the Company from (i) any false, misleading or inaccurate representation, breach of warranty or nonfulfillment of any agreement, covenant or condition on the part of the Purchaser or Kellstrom Subsidiary under this Agreement or from any misrepresentation in or any omission from any schedule or other instrument furnished to the Company hereunder, including without limitation, the SEC Reports; (ii) the exercise by the Purchaser or Kellstrom Subsidiary of the power of attorney described in Section 8.3 under circumstances in which the Company and the Principal are not required to provide indemnification under this Section 9; and (iii)(A) any untrue statement or alleged untrue statement of a material fact contained in any offering materials supplied by the Company to prospective investors or lenders in connection with the financing contemplated in Section
6.11 above, including any registration statement, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively the "Offering Materials"), (B) the omission or alleged omission to state in the Offering Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made not misleading, or (C) the employment by the Purchaser of any device, scheme or artifice to defraud or the

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



engagement by the Purchaser in any act, practice or course of business which operates or would operate as a fraud or deceit upon such prospective investors or lenders, unless the damage, loss, cost, expense or liability described in this clause (iii) (x) occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Offering Materials by or on behalf of the Company, or (y) reasonably arises out of or is related to information provided by the Company or on behalf of the Company which constitutes a breach of a representation or warranty contained in this Agreement;

                          (b) all Assumed Liabilities and, except for the
Excluded Liabilities, any alleged or actual liability or responsibility arising out of or relating to any claims, suits or proceedings brought against the Company or its affiliates by any third parties arising out of or relating to any
(i) acts or omissions of the Purchaser or Kellstrom Subsidiary occurring, or products sold or services rendered by the Purchaser or Kellstrom Subsidiary, after the Closing, or (ii) acts or omissions of any person, or accidents of any type, and all injuries (including death), or damage to or destruction, loss or loss of the use of the property, regardless of the cause of any of the foregoing, occurring in connection with the operation of the Assets after the Closing; and

                          (c) all claims, actions, suits, proceedings, demands,
assessments, judgments, costs and expenses incident to any of the foregoing.

                  This indemnity agreement in this Section 9.3 shall not foreclose any other rights or remedies the Company or the Principal may have based on any action for fraud.

                  9.4 Limitation on Indemnification. No claim for indemnification may be made pursuant to Section 9.2 and 9.3 hereof (a) unless and until the aggregate amounts claimed against the indemnifying parties under either respective section shall exceed $200,000 and the claims may only be made with respect to the excess amount over $200,000, and (b) from and after the eighteen month anniversary of the Closing Date unless notice of a claim has been given in reasonable detail prior to such second anniversary. The maximum amount that may be claimed against the Indemnifying Party under either Section 9.2 or
9.3 shall be $15 million in the aggregate.

                  9.5 Tax Indemnification. (a) If, subsequent to the Closing Date, any liability for any Taxes relating to the Assets, the employees of the Company or Kellstrom Subsidiary, or the Business is imposed on the Purchaser or Kellstrom Subsidiary with respect to any period prior to the Closing Date, then the Company and the Principal, jointly and severally, shall indemnify and hold the Purchaser and Kellstrom Subsidiary harmless from and against, and shall pay, as an adjustment to the Purchase Price, the full amount of such tax liability, including any interest, additions to tax and penalties thereon, together with interest on such additions to tax or penalties (as well as reasonable attorneys' or other fees and disbursements of the Purchaser and

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



Kellstrom Subsidiary incurred in determination thereof or in connection therewith). The Company and the Principal shall, at their sole expense and in their reasonable discretion, either settle any tax claim that may be the subject of indemnification under this Section 9.4(a) at such time and on such terms as it shall deem appropriate or assume the entire defense thereof, provided, however, that the Company or the Principal shall in no event take any position in such settlement or defense that subjects the Purchaser or Kellstrom Subsidiary to any civil fraud or any civil or criminal penalty.

                          (b) If, subsequent to the Closing Date, any liability
for any Taxes relating to the Assets, the employees of the Company or Kellstrom Subsidiary, or the Business is imposed on the Company with respect to any period after the Closing Date, then the Purchaser and Kellstrom Subsidiary, jointly and severally, shall indemnify and hold the Company harmless from and against, and shall pay the full amount of such tax liability, including any interest, additions to tax and penalties thereon, together with interest on such additions to tax or penalties (as well as reasonable attorneys' or other fees and disbursements of the Company incurred in determination thereof or in connection therewith). The Purchaser and Kellstrom Subsidiary shall, at their sole expense and in their reasonable discretion, either settle any tax claim that may be the subject of indemnification under this Section 9.4(b) at such time and on such terms as it shall deem appropriate or assume the entire defense thereof, provided, however, that the Purchaser and Kellstrom Subsidiary shall in no event take any position in such settlement or defense that subjects the Company or the Principal to any civil fraud or any civil or criminal penalty.

                  9.6 Notice and Defense of Claims. Each party entitled to indemnification under this Section 9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, at the Indemnifying Party's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9 unless such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. In any event, the Indemnified Party shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim; provided that the Indemnifying Party shall pay the reasonable fees and expenses of such counsel if (i) the Indemnifying Party has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are not available to the Indemnifying Party. The Indemnifying Party, in the defense of any

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



such claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  10.     Termination.

                          10.1 Termination. Certain of the parties may terminate
this Agreement as follows:

                           (a) all of the parties may terminate this Agreement by unanimous written consent at any time.

                           (b) the Purchaser or Kellstrom Subsidiary may terminate this Agreement by giving written notice to the Company within fourteen (14) days following the execution and delivery of this Agreement if (i) the Purchaser or Kellstrom Subsidiary is not satisfied with (A) the results of its continuing legal and accounting due diligence regarding the Company and the Business or (B) the Schedules delivered by the Company pursuant to Section 5.1.12 or (ii) the Purchaser or Kellstrom Subsidiary shall not have entered in to an employment agreement with Fred Von Husen.

                           (c) Any party may terminate this Agreement by giving written notice to the other parties in the event that any such other party has breached any representation, warranty or covenant in this Agreement in any material respect and such breach has not been cured within 10 days of receipt of notice of breach (unless such failure results from such party's material breach of this Agreement).

                           10.2 Effect of Termination. If any party terminates
this Agreement pursuant to this Section 10, all rights and obligations of the parties hereto shall terminate without any liability to the other parties (except for any liability of any party then in breach). Without limiting any other right which may exist in law or by contract, the breaching party shall be liable to the party giving notice of termination for all expenses incurred by the non-breaching party in connection with the negotiation and execution of this Agreement and the consummation of the transactions being contemplated (including legal, accounting and investment banking fees and expenses).

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                  11.      Entire Agreement; Modification, Waiver.

                  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provisions, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

                  12.      Further Assurances.

                  The parties from time to time will execute and deliver such additional documents and instruments and take such additional actions as may be necessary to carry out the transactions contemplated by the Agreement.

                  13.      Successors and Assigns; Assignment.

                  This Agreement will be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  14.      Notices.

                  All notices, requests, demands and other communications required or permitted to be given or made under this Agreement will be in writing and will be delivered personally or will be sent postage prepaid by United States registered or certified mail, return receipt requested or by overnight courier service as follows:

                  (a)      To the Company:

                           International Aircraft Support, L.P.
                           4400 Von Karman
                           Newport Beach, California 92660
                           Tel: (714) 833-3600
                           Fax: (714) 476-8604
                           Attention:   General William Lyon

                           With copies to:

                           Irell & Manella L.L.P.
                           Suite 500
                           840 Newport Center Drive
                           Newport Beach, California  92660
                           Tel: (714) 760-0091
                           Fax: (714) 760-5200
                           Attention:  Richard Sherman, Esq.

                  (b)      To the Purchaser or
                           Kellstrom Subsidiary at:

                           Kellstrom Industries, Inc.
                           14000 N.W. 4th Street
                           Sunrise, Florida  33325
                           Tel:  (954) 845-0427
                           Fax:  (954) 854-0428
                           Attention:  Zivi R. Nedivi

                           with a copy to:

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, New York  10103
                           Tel:  212-318-3000
                           Fax:  212-752-5958
                           Attention:  Richard H. Gilden, Esq.

                  15.      Governing Law.

                  This Agreement will be construed in accordance with, and governed by, the laws of the State of New York.

                  16.      Submission to Jurisdiction.

                           (a)  Any controversy or claim arising out of, or
relating to this Agreement, may be determined by the United States District Court for the Southern District of New York and each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of either of these courts for the purpose of adjudicating any such claim.

                           (b) Each party agrees not to assert by way of motion,
as a defense or otherwise, in any such suit, action or proceeding, any claim that the party is

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



not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by these courts.

                  17.      Expenses.

                  Except as set forth herein, the Company, the Principals, the Purchaser and Kellstrom Subsidiary will each pay all their legal, accounting and other expenses incurred in connection with this transaction.




                                   [Signature page follows this page.]

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



                  IN WITNESS WHEREOF, the parties have executed this Agreement as of October 28, 1996.

                                     KELLSTROM INDUSTRIES, INC.


                                     By:           [signature]
                                         -------------------------------------
                                         Zivi R. Nedivi, President and CEO

                                            IASI INC.


                                     By:           [signature]
                                         -------------------------------------
                                         Zivi R. Nedivi, President and CEO

                                     INTERNATIONAL AIRCRAFT SUPPORT, L.P.

                                     By: International Aircraft Support, Inc.,
                                         a California corporation, its Managing
                                         General Partner

                                     By:  /s/ William Lyon
                                         -------------------------------------
                                          William Lyon, Chairman


                                          /s/ William Lyon
                                          -------------------------------------
                                          William Lyon